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                                                                    EXHIBIT 99.2

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                       INDEPENDENT ACCOUNTANT'S REPORT ON
                  MANAGEMENT'S ASSERTION ABOUT COMPLIANCE WITH
                 UNIFORM SINGLE ATTESTATION PROGRAM REQUIREMENTS

Merrill Lynch Credit Corporation:


We have examined management's assertion about Merrill Lynch Credit Corporation's (the "Company's") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the fiscal year ended December 29, 2000, included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Merrill Lynch Credit Corporation complied with the aforementioned minimum servicing standards as of and for the fiscal year ended December 29, 2000 is fairly stated, in all material respects.

/s/ Deloitte & Touche LLP

February 23, 2001

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                  [MERRILL LYNCH CREDIT CORPORATION LETTERHEAD]



February 23, 2001



Deloitte & Touche LLP
2801 Independence Drive
Jacksonville, FL  32202

Ladies and Gentlemen:


As of and for the year ended December 29, 2000, Merrill Lynch Credit Corporation (the "Company"), has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for the same period, the Company had in effect fidelity bond and errors and omissions insurance coverage in the amounts of $200,000,000 and $20,000,000 respectively.

                                           /s/ Kevin O'Hanlon
                                           ----------------------------------
                                           Kevin O'Hanlon
                                           President & COO

                                           /s/ Lee Lomax
                                           ----------------------------------
                                           Lee Lomax
                                           Senior Vice President